UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2023
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2seventy bio, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40791	86-3658454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Binney Street,		02142
Cambridge, MA
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (339) 499-9300
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TSVT	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On January 4, 2023, the EBMT-EHA released an abstract previously submitted by 2seventy bio, Inc. (the “Registrant”) [and Bristol Myers Squibb Company] for presentation at the EBMT-EHA 5th European CAR T-cell meeting. The abstract, available on the EBMT-EHA website, includes key data points from the positive results of the Registrant’s KarMMa-3 study of ABECMA (idecabtagene vicleucel).

Results from KarMMa-3, a pivotal Phase 3, open-label, global, randomized, controlled study evaluating ABECMA (idecabtagene vicleucel) compared to standard combination regimens in adults with relapsed and refractory multiple myeloma after two to four prior lines of therapy, including an immunomodulatory agent, a proteasome inhibitor, and an anti-CD38 monoclonal antibody, and were refractory to their last regimen.

Ide-cel significantly improved progression-free survival versus standard regimens (median [95% CI] 13.3 [11.8-16.1] vs 4.4 [3.4-5.9] months; HR 0.49; 95% CI 0.38-0.65; P<0.0001). Overall response rate was significantly improved with ide-cel versus standard regimens (71% vs 42%; P<0.0001), with deeper, more durable responses.

Full results from the KarMMa-3 study will be presented at the EBMT-EHA 5th European CAR T-cell meeting, taking place from February 8-11, 2023, in Rotterdam, Netherlands.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2023	2seventy bio, Inc.

	By:	/s/ Chip Baird
Chip Baird
Chief Financial Officer
(Principal Financial and Accounting Officer)